UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2009
Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27354	65-0403311

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 476-2000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Following its review of the recent RiskMetrics Group analysis of the proposals to be submitted to stockholders at the Company’s 2009 Annual Stockholders Meeting, the Company’s Board of Directors on May 7, 2009 determined that it intends to approve at its meeting immediately following such annual meeting (1) an amendment of section 5.6 of the Company’s Amended and Restated 2002 Equity Incentive Plan to provide that no underwater options will be repurchased, repriced or replaced without the prior approval of the stockholders of the Company and further to provide that no underwater options will be repurchased for cash without the prior approval of the stockholders of the Company; and (2) an amendment of the Company’s 1999 employment agreement with Larry Hsu, the Company’s President and Chief Executive Officer, to provide that the termination payments provided by section 4.2 thereof shall be payable following a Change in Control of the Company only upon the simultaneous or subsequent actual or constructive termination of Dr. Hsu’s employment by the Company. Dr. Hsu has agreed to such amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2009	IMPAX LABORATORIES, INC.
	By:	/s/ Arthur A. Koch, Jr.
		Name:	Arthur A. Koch, Jr.
		Title:	Senior Vice President, Finance, and Chief Financial Officer

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